                      WHITE MOUNTAINS INSURANCE GROUP, LTD.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information of White Mountains Insurance Group, Ltd. and its subsidiaries (the "Company") is being presented in connection with the Company's announcement that it has reached a definitive agreement dated March 14, 2000 (the "Sale Agreement") to sell White Mountains Holdings, Inc. and all its other holdings (the "Sale") in Financial Security Assurance Holdings Ltd. ("FSA") to Dexia S.A. (the "Dexia").

The accompanying unaudited pro forma condensed consolidated income statements of the Company for the period ended December 31, 1999 presents results for the Company as if the Sale and certain transactions and adjustments related to the Sale had occurred as of January 1, 1999. The accompanying unaudited pro forma condensed consolidated balance sheet of the Company as of December 31, 1999 presents the Company's financial position as if the Sale had occurred on December 31, 1999. The unaudited pro forma financial information does not purport to represent what the Company's financial position or results of operations actually would have been had the Sale in fact occurred as of the dates indicated, or to project the Company's financial position or results of operations for any future date or period. The pro forma adjustments are based on available information and certain assumptions that the Company currently believes are reasonable under the circumstances. The unaudited pro forma financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

The unaudited pro forma financial information is provided for informational purposes only. The Company's financial statements will reflect the actual effects of the Sale on the date it is consummated. Although the actual Sale results will differ, the unaudited pro forma financial information reflects management's best estimate based on currently available information.

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1999
                 (in millions of dollars, except per share data)

                                                                       White
                                                                     Mountains       Sale of
ASSETS                                                                Actual           FSA         Pro Forma
                                                                   -----------     -----------     ---------
    Fixed maturities at market ................................      $   924.5                        $   924.5
    Equity securities at market ...............................          108.4                            108.4
    Other investments .........................................           68.3                             68.3
    Short term investments ....................................          117.5           570.4 [1]        687.9
                                                                     ---------       ---------        ---------
        TOTAL INVESTMENTS .....................................        1,218.7           570.4          1,789.1

    Cash ......................................................            3.9                              3.9
    Investments in unconsolidated affiliates ..................          422.6          (303.3)[2]        119.3
    Reinsurance recoverable on paid and unpaid losses .........          193.7                            193.7
    Insurance and reinsurance balances receivable .............           49.8                             49.8
    Deferred acquisition costs ................................           22.2                             22.2
    Investment income accrued .................................           15.0                             15.0
    Other assets ..............................................          106.9            50.0 [1]        156.9
    Net assets of discontinued mortgage operations ............           16.3                             16.3
                                                                    ----------       ---------       ----------
        TOTAL ASSETS ..........................................     $  2,049.1       $   317.1       $  2,366.2
                                                                    ==========       =========       ==========

LIABILITIES

    Loss and loss adjustment expense reserves .................     $    851.0                            851.0
    Unearned insurance and reinsurance premiums ...............           92.1                             92.1
    Short term debt ...........................................            4.0                              4.0
    Long term debt ............................................          202.8                            202.8
    Deferred credit ...........................................          100.6           (13.0)[3]         87.6
    Accounts payable and other liabilities ....................          184.3            46.8 [4]        231.1
                                                                   -----------       ---------       ----------
        TOTAL LIABILITIES .....................................        1,434.8            33.8          1,468.6
                                                                   -----------       ---------       ----------

SHAREHOLDERS' EQUITY

    Common stock and paid in surplus ..........................           72.9                             72.9
    Retained earnings .........................................          534.2           302.5            836.7
    Accumulated other comprehensive income, after tax .........            7.2           (19.2)[5]        (12.0)
                                                                   -----------       ---------       ----------
        TOTAL SHAREHOLDERS' EQUITY ............................          614.3           283.3            897.6
                                                                   -----------       ---------       ----------
        TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ............    $   2,049.1       $   317.1       $  2,366.2
                                                                   ===========       =========       ==========

    BOOK VALUE PER SHARE [6] ..................................    $     103.32                       $  150.96
    BOOK VALUE AND DEFERRED CREDIT PER SHARE [6] ..............    $     120.23                       $  165.69

            SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET

         NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

1. Represents consideration to be received pursuant to the Sale Agreement. Upon the close of the Sale, the Company will receive $570.4 million in cash and will be entitled to a $50.0 million receivable (the "Holdback Amount") payable to the Company over a period of eight and one half years from the closing date. The Holdback Amount represents a portion of the proceeds retained by Dexia to indemnify the Purchaser against potential future unforseen liabilities arising as a result of the terms to the Sale Agreement.

2. Represents the Company's carrying value of its investments in FSA Common Stock and FSA Common Stock equivalents as of December 31, 1999.

3. Represents the unamortized deferred credit balance associated with the Company's investment in FSA Common Stock as of December 31, 1999.

4.       Represents the accrual of taxes associated with the Sale.

5. Represents the Company's unrealized gain on FSA Common Stock equivalents and the Company's equity in net unrealized investment gains and losses from FSA's investment portfolio as of December 31, 1999, after tax.

6. Historical and pro forma book value per common share are each based on 5,945,593 shares outstanding at December 31, 1999.

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999
                 (in millions of dollars, except per share data)

                                                                                      Pro Forma Adjustments
                                                                               -----------------------------------
                                                                       White
                                                                      Mountains                                Pro Forma
REVENUES                                                               Actual            Eliminate FSA         Combined
                                                                  --------------       --------------         ------------
  Earned property and casualty insurance premiums ..........      $   283.2                                   $   283.2
  Gain on sale of Valley Group .............................           88.1                                        88.1
  Gain on sale of FSA ......................................             --               423.9  [2]              423.9
  Net realized investment gains ............................           85.4                                        85.4
  Net investment income ....................................           61.9                (2.6) [1]               59.3
  Earnings from unconsolidated insurance affiliates ........           31.1               (19.5) [1]               11.6
  Amortization of deferred credit ..........................           11.8                (1.2) [1]               10.6
  Other insurance operations revenue .......................            3.7                                         3.7
                                                                  ---------             -------                --------
TOTAL REVENUES .............................................      $   565.2             $ 400.6                $  965.8
                                                                  =========             =======                ========
EXPENSES

  Losses and loss adjustment expenses ......................      $   228.3                                       228.3
  Insurance and reinsurance acquisition expenses ...........           73.4                                        73.4
  Compensation and benefits ................................           67.8                                        67.8
  General expense ..........................................           19.5                                        19.5
  Interest expense .........................................           14.7                                        14.7
                                                                  ---------             -------                --------
TOTAL EXPENSES .............................................          403.7                  --                   403.7
                                                                  ---------             -------                --------
PRETAX EARNINGS ............................................          161.5               400.6                   562.1
                                                                  ---------             -------                --------
Income tax provision .......................................           53.1               142.3 [3]               195.4
                                                                  ---------             -------                --------
NET INCOME FROM CONTINUING OPERATIONS ......................      $   108.4             $ 258.3                $  366.7
                                                                  =========             =======                ========
NET INCOME PER SHARE FROM CONTINUING OPERATIONS: [4]

  BASIC ....................................................      $   21.50                                     $ 65.13
  DILUTED ..................................................      $   19.73                                     $ 60.10

             SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED
                          CONSOLIDATED INCOME STATEMENT

         NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

1. Adjustments to eliminate the income statement activities related to the Company's investment in FSA during the period which assumes that the Sale occurred at the beginning of the accounting period presented.

2. Adjustment to record the resulting gain on the Sale which assumes that the Sale occurred at the beginning of the accounting period presented.

3. Adjustment to (1) record the tax effect of the gain on Sale as if the Sale occurred at the beginning of the accounting period presented at an assumed statutory Federal income tax rate of 35% and (2) to eliminate the taxes associated with income statement activities related to the Company's investment in FSA during the period.

4. Basic earnings per share is based on the weighted average number of shares of the Company's common stock outstanding which was 5,630,020 shares for the period ending December 31, 1999. Diluted earnings per share is based on the weighted average number of shares and the net effect of potential dilutive shares outstanding (consisting of stock options and warrants to acquire common stock) which was 6,101,620 shares for the period ending December 31, 1999.